SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-RPC, INC.

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/18/97           15,000-           20.1368
          GAMCO INVESTORS, INC.
                                 8/11/97            4,600-           20.3750
                                 8/08/97           13,400-           20.2775
                                 8/08/97            5,000            20.3138
                                 8/07/97            5,000-           20.3138
                                 7/28/97            1,600-           19.2422
                                 7/23/97            2,000-           18.6094
                                 6/24/97            5,000-           14.1563
                                 6/20/97            7,000-             *DO













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.










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